May 27, 1999




To the Persons Named on
Schedule 1 Hereto:

          Re:      NationsLink Funding Corporation,
                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-SL
                   -------------------------------------------------------------

Ladies and Gentlemen:

          We are rendering this opinion letter pursuant to Section 6(b) of that certain Underwriting Agreement, dated as of May 20, 1999 (the "UNDERWRITING AGREEMENT"), by and between NationsLink Funding Corporation ("NATIONSLINK") and Banc of America Securities LLC ("BANC OF AMERICA"), as underwriter (in such capacity, the "UNDERWRITER"), and Section 3(e) of that certain Private Placement Agency Agreement, dated as of May 20, 1999 (the "PLACEMENT AGREEMENT"), by and between NationsLink and Banc of America, as placement agent (in such capacity, the "PLACEMENT AGENT"). We have acted as special counsel to NationsLink, the Underwriter and the Placement Agent in connection with (i) the issuance of NationsLink's Commercial Mortgage Pass-Through Certificates, Series 1999-SL (the "CERTIFICATES"), consisting of sixteen classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-1V Certificates, the Class B Certificates, the Class C Certificates, the Class D
Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class X Certificates, the Class P Certificates and the R Certificates; (ii) the sale by NationsLink and the purchase by the Underwriter pursuant to the Underwriting Agreement of the Class A-1, the Class A-2, the Class A-3, Class A-4, Class A-5, Class A-6, Class A-1V, the Class B, the Class C the Class D Certificates (collectively, the "PUBLICLY OFFERED CERTIFICATES"); and (iii) the sale by NationsLink through the Placement Agent pursuant to the Placement Agreement of the Class E, the Class F, the Class G and the Class X Certificates (collectively, the "PRIVATELY PLACED CERTIFICATES").

          The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 1999 (the "POOLING AND SERVICING AGREEMENT"), by and among NationsLink, as depositor, Bank of America NT&SA ("BANK OF AMERICA"), as mortgage loan seller and as primary servicer, Banc One Mortgage Capital Markets, LLC, as master servicer and as special servicer, LaSalle Bank National Association, as trustee (in such capacity, the



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"TRUSTEE")  and  as  REMIC   administrator   (in  such   capacity,   the  "REMIC
"ADMINISTRATOR"), and ABN AMRO Bank N.V., as fiscal agent (the "FISCAL AGENT"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "TRUST FUND") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

          In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated May 20, 1999 and relating to the Publicly Offered Certificates, the Private Placement Memorandum dated May 20, 1999 relating to the Privately Placed Certificates, specimen forms of the Publicly Offered Certificates and the Privately Placed Certificates, and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Publicly Offered Certificates and the Privately Placed Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR system to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of Bank of America, NationsLink, the Trustee, the REMIC Administrator, the Fiscal Agent and Banc of America and their officers and other representatives, and of public officials.

          In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

          Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, (a) each of the Trust REMICs will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code, and the remaining portion of the Trust Fund will qualify as a grantor trust (the "Grantor Trust") under Subpart E, Part I of subchapter J of the Code; (b) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1V, Class B, Class C, Class D, Class E, Class F and Class G Certificates will represent interests in "regular interests" in REMIC IV within the meaning of
Section 860G(a)(1) of the Code and interests in the right to receive the interest payments specified in the Pooling and Servicing Agreement from the Grantor Trust, and the Class X Certificates will represent interests in "regular interests" in such REMIC, subject to the obligations of the Grantor Trust to make such interest payments; (c) the Class L1T1 Uncertificated Interest, the Class L1T2 Uncertificated Interest and the Class L1T3 Uncertificated Interest will constitute "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Residual Interest will constitute the sole class of "residual interest" in REMIC I within the meaning of Section 860G(a)(2) of the Code; (d) the Class L2T1 Uncertificated Interest, the Class L2T1N Uncertificated Interest, the Class L2T2 Uncertificated Interest, the Class L2T2N Uncertificated Interest, the Class L2T3 Uncertificated Interest and the Class L2T3N Uncertificated Interest will constitute "regular interests" in REMIC II within the meaning of Section 860G(a)(1) of the Code, and the Class R-II Residual Interest will constitute the sole class of "residual


                                      -2-
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interest" in REMIC II within the meaning of Section  860G(a)(1) of the Code; (e)
the Class MA1 Uncertificated  Interest,  the Class MA2 Uncertificated  Interest,
the Class MA3 Uncertificated  Interest,  the Class MA4 Uncertificated  Interest,
the Class MA5 Uncertificated Interest, the Class MA6 Uncertificated Interest, the Class MA1V Uncertificated Interest, the Class MB Uncertificated Interest, the Class MC Uncertificated Interest, the Class MD Uncertificated Interest, the Class ME Uncertificated Interest, the Class MF Uncertificated Interest, the Class MG Uncertificated Interest and the Class MX Uncertificated Interest will constitute "regular interests" in REMIC III within the meaning of Section 860G(a)(1) of the Code, and the Class R-III Residual Interest will constitute the sole class of "residual interest" in REMIC III within the meaning of Section 860G(a)(2) of the Code; (f) the Class UA1 Uncertificated Interest, the Class UA2 Uncertificated Interest, the Class UA3 Uncertificated Interest, the Class UA4
Uncertificated  Interest,  the Class UA5 Uncertificated  Interest, the Class UA6
Uncertificated  Interest,  the Class UA1V Uncertificated  Interest, the Class UB
Uncertificated  Interest,  the Class UC  Uncertificated  Interest,  the Class UD
Uncertificated  Interest,  the Class UE  Uncertificated  Interest,  the Class UF
Uncertificated  Interest,  the Class UG Uncertificated  Interest,  the Class UX1
Uncertificated   Interest  and  the  Class  UX2  Uncertificated   Interest  will
constitute "regular interests" in REMIC IV within the meaning of Section 860G(a)(1) of the Code, and the Class R-IV Residual Interest will constitute the sole class of "residual interest" in REMIC IV within the meaning of Section 860G(a)(2) of the Code; (g) the Class P Certificates will constitute a beneficial ownership interest in the portion of the Grantor Trust consisting of Prepayment Premiums; and (h) the Class R Certificates will evidence beneficial ownership of the Class R-I, Class R-II, Class R-III and Class R-IV Residual Interests.

          We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    /S/ CADWALADER, WICKERSHAM & TAFT


                                      -3-

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                                                                      SCHEDULE 1


Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255


NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255


Bank of America NT&SA
555 California Street
San Francisco, California 94104

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004

Banc One Mortgage Capital Markets, LLC
  in its capacity as Master Servicer and as Special Servicer
1717 Main Street, 12th Floor
Dallas, Texas  75201

LaSalle Bank National Association
  in its capacity as Trustee and REMIC Administrator
135 South LaSalle Street
Chicago, Illinois 60603

ABN AMRO Bank N.V.
  in its capacity as Fiscal Agent
135 South LaSalle Street
Chicago, Illinois 60603